Exhibit 99.1
 Rapid7 Announces Second Quarter 2019 Financial Results

•	Annualized recurring revenue (ARR) of $290.0 million, an increase of 46% year-over-year

•	Revenue of $79.0 million, 35% growth year-over-year

•	Organic customer growth accelerated to 14% (16% with the NetFort acquisition)

•	Raising 2019 revenue growth guidance to 30% to 32%
Boston, MA – August 1, 2019 – Rapid7, Inc. (Nasdaq: RPD), a leading provider of security analytics and automation, today announced its financial results for the second quarter of 2019.

“Rapid7 had another strong quarter driven by the strength of our Insight platform products. Our focus on customer growth, which we believe to be the key to our long-term growth, is paying off as we ended the second quarter with 8,400 customers” said Corey Thomas, Chairman and CEO of Rapid7.

“Based on the strength of our cloud-based subscription business, we are again raising our full-year 2019 guidance for total revenue. We have increased investments in our business, which we expect to drive higher long-term growth and sustainable profitability. These investments are well underway and we expect to execute on these in the second half of this year. Therefore, we continue to expect non-GAAP operating income to be breakeven in 2019.”

Second Quarter 2019 Financial Results and Other Metrics

	Three Months Ended June 30,
	2019	2018	% Change
	(dollars in thousands)
Annualized recurring revenue	$290,016	$198,576	46%
Number of customers (1)	8,400	7,216	16%
ARR per customer	$34.5	$27.5	25%
Recurring revenue as a percentage of total revenue	87%	79%
Renewal rate	116%	122%
(1) Includes 156 customers from the NetFort acquisition

rapid7.com

	Three Months Ended June 30,
	2019	2018	% Change
	(in thousands, except per share data)
Products revenue	$63,207	$39,043	62%
Maintenance and support revenue	9,372	10,610	(12)%
Professional services revenue	6,380	8,788	(27)%
Total revenue	$78,959	$58,441	35%

North America revenue	$66,301	$49,519	34%
Rest of world revenue	12,658	8,922	42%
Total revenue	$78,959	$58,441

GAAP gross profit	$56,778	$41,048
GAAP gross margin	72%	70%
Non-GAAP gross profit	$59,158	$42,410
Non-GAAP gross margin	75%	73%

GAAP loss from operations	$(12,180)	$(14,340)
GAAP operating margin	(15)%	(25)%
Non-GAAP income (loss) from operations	$500	$(5,992)
Non-GAAP operating margin	1%	(10)%

GAAP net loss	$(13,420)	$(14,333)
GAAP net loss per share, basic and diluted	$(0.28)	$(0.31)
Non-GAAP net income (loss)	$1,093	$(5,985)
Non-GAAP net income (loss) per share, basic	$0.02	$(0.13)
Non-GAAP net income (loss) per share, diluted	$0.02	$(0.13)

Adjusted EBITDA	$2,746	$(4,247)

Cash provided by (used in) operating activities	$2,483	$(9,114)
Recent Business Highlights

•
In April, we acquired NetFort Technologies Limited, a provider of end-to-end network traffic visibility and analytics cloud, virtual and physical platforms, for a total cash consideration of approximately $15.0 million.

•	In May, Forrester Research recognized Rapid7 as a Strong Performer in The Forrester WaveTM: Global Cybersecurity Consulting Providers, Q2 2019 report.

•
In June, we announced that our Insight cloud integrates with Amazon Web Services (AWS) Security Hub, centralizing high priority security alerts and automating actions triggered by security alerts across the AWS environment.

•
In June, we announced the addition of Cloud Configuration Assessment to our InsightVM product. Cloud Configuration Assessment gives customers additional visibility into configuration risk within AWS environments.

•	Please see investors.rapid7.com for our Financial Metrics spreadsheet.

•	For additional details on the reconciliation of non-GAAP measures to their nearest comparable GAAP measures, please refer to the accompanying financial data tables contained in this press release.

rapid7.com

Third Quarter and Full-Year 2019 Guidance

Rapid7 anticipates total revenue, non-GAAP income (loss) from operations, and non-GAAP net income (loss) per share to be in the following ranges:

Third Quarter and Full-Year 2019 Guidance (in millions, except per share data)

	Third Quarter 2019			Full-Year 2019
Revenue	$79.2	to	$80.8	$318.0	$321.0
Year-over-year growth	27%	to	29%	30%	32%
Non-GAAP (loss) income from operations	$(2.5)	to	$(1.5)	Breakeven
Non-GAAP net (loss) income per share	$(0.04)	to	$(0.02)	$0.05
Weighted average shares outstanding			49.2		52.3

Guidance for the third quarter and full-year 2019 does not include any potential impact of foreign exchange gains or losses. The weighted average shares outstanding for the third quarter of 2019 represent basic shares outstanding given our projected non-GAAP net loss. The weighted average shares outstanding for full-year 2019 represent diluted shares outstanding given our projected non-GAAP net income.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs, and certain other items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.
Conference Call and Webcast Information
Rapid7 will host a conference call today, August 1, 2019, to discuss its results at 8:00 a.m. Eastern Time. The call will be accessible by telephone at 877-357-4230 (domestic) or 629-228-0721 (international). The call will also be available live via webcast on the Company’s website at https://investors.rapid7.com. A telephone replay of the conference call will be available at 855-859-2056 or 404-537-3406 (access code 8956899) until August 8, 2019. A webcast replay will be available at https://investors.rapid7.com.
About Rapid7
Rapid7 (Nasdaq: RPD) is advancing security with visibility, analytics, and automation delivered through our Insight cloud. Our solutions simplify the complex, allowing security teams to work more effectively with IT and development to reduce vulnerabilities, monitor for malicious behavior, investigate and shut down attacks, and automate routine tasks. 8,400 customers rely on Rapid7 technology, services, and research to improve security outcomes and securely advance their organizations. For more information, visit our website, check out our blog, or follow us on Twitter.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.

rapid7.com

Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA.

We define non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs and certain other items such as acquisition-related expenses, follow-on public offering costs, and litigation-related expenses. Non-GAAP net income (loss) per basic and dilutive share is calculated as non-GAAP net income (loss) divided by the weighted average shares used to compute net income (loss) per share, with the number of weighted average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 1.25% convertible senior note issued in August 2018.

We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:

Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.

Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.

Amortization of debt discount and issuance costs. In August 2018, we issued $230 million of convertible senior notes, which bear interest at an annual fixed rate of 1.25%. The imputed interest rate of the convertible senior notes was approximately 7.37%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.

Litigation-related expenses. We exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us related to significant litigation outside the ordinary course of business. We believe it is useful to exclude such expenses because we do not consider such amounts to be part of our ongoing operations.

Acquisition-related expenses and follow-on public offering costs. We exclude acquisition-related expenses and follow-on public offering costs as costs that are unrelated to the current operations and neither are comparable to the prior period nor predictive of future results.

Anti-dilutive impact of capped call transaction. In connection with the issuance of our convertible senior notes, we entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per basic and diluted share to provide investors with useful information in evaluating the financial performance of the company on a per share basis.

Adjusted EBITDA (non-GAAP). Adjusted EBITDA is a non-GAAP measure that we define as net loss before (1) interest income, (2) interest expense, (3) other income (expense), net, (4) provision for (benefit from) income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, and (8) certain other items. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excludes some items that are cash based.

rapid7.com

Other Metrics
Annualized Recurring Revenue (ARR). ARR is defined as the annual value of all recurring revenue related contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue and can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of operations.

Number of Customers. We define a customer as any entity that has (1) an active Rapid7 contract or a contract that expired within 90 days or less of the applicable measurement date; and for Logentries products, those customers with a contract value equal to or greater than $2,400 per year, or (2) purchased Rapid7 professional services within the 12 months preceding the applicable measurement date.

ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.

Recurring Revenue. We define recurring revenue as revenue from term software licenses, content subscriptions, managed services, cloud-based subscriptions and maintenance and support.

Renewal Rate. We calculate our renewal rate by dividing the dollar value of renewed customer agreements, including upsells and cross-sells of additional products, but excluding professional services, in a trailing 12-month period by the dollar value of the corresponding customer agreements.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our anticipated total revenue and our future financial and business performance for the third quarter and full-year 2019, market opportunities, short-term and long-term business operations and objectives are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our transition to a subscription business model, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2019 filed with the Securities and Exchange Commission on May 3, 2019, and subsequent reports that we file with the Securities and Exchange Commission.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
###
Neeraj Mahajan, CFA
Vice President, Investor Relations
investors@rapid7.com
(857) 990-4074
Press contact:
Caitlin Doherty
press@rapid7.com
(857) 990-4240

rapid7.com

RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$126,569	$99,565
Short-term investments	119,138	159,210
Accounts receivable, net	69,289	74,935
Deferred contract acquisition and fulfillment costs, current portion	13,851	12,321
Prepaid expenses and other current assets	15,416	9,746
Total current assets	344,263	355,777
Long-term investments	18,680	44,892
Property and equipment, net	51,860	17,523
Operating lease right-of-use assets	59,417	—
Deferred contract acquisition and fulfillment costs, non-current portion	29,275	27,634
Goodwill	97,866	88,420
Intangible assets, net	29,726	23,955
Other assets	5,192	1,168
Total assets	$636,279	$559,369
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,975	$7,048
Accrued expenses	33,069	37,376
Operating lease liabilities, current portion	6,057	—
Deferred revenue, current portion	199,048	189,855
Other current liabilities	126	707
Total current liabilities	251,275	234,986
Convertible senior notes, net	179,791	174,688
Operating lease liabilities, non-current portion	71,722	—
Deferred revenue, non-current portion	44,944	58,716
Other long-term liabilities	1,023	3,660
Total liabilities	548,755	472,050
Stockholders’ equity:
Common stock	488	476
Treasury stock	(4,764)	(4,764)
Additional paid-in-capital	581,127	556,223
Accumulated other comprehensive income (loss)	351	(31)
Accumulated deficit	(489,678)	(464,585)
Total stockholders’ equity	87,524	87,319
Total liabilities and stockholders’ equity	$636,279	$559,369

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Products	$63,207	$39,043	$119,495	$74,322
Maintenance and support	9,372	10,610	18,929	21,363
Professional services	6,380	8,788	13,720	17,271
Total revenue	78,959	58,441	152,144	112,956
Cost of revenue:
Products	14,556	9,650	27,041	18,086
Maintenance and support	2,081	2,007	3,965	3,856
Professional services	5,544	5,736	11,148	12,045
Total cost of revenue	22,181	17,393	42,154	33,987
Total gross profit	56,778	41,048	109,990	78,969
Operating expenses:
Research and development	19,626	16,082	37,491	32,804
Sales and marketing	38,172	31,157	73,310	60,209
General and administrative	11,160	8,149	21,113	16,881
Total operating expenses	68,958	55,388	131,914	109,894
Loss from operations	(12,180)	(14,340)	(21,924)	(30,925)
Other income (expense), net:
Interest income	1,582	464	3,313	707
Interest expense	(3,312)	—	(6,541)	(2)
Other income (expense), net	(29)	(326)	(235)	(248)
Loss before income taxes	(13,939)	(14,202)	(25,387)	(30,468)
Provision for (benefit from) income taxes	(519)	131	(294)	226
Net loss	$(13,420)	$(14,333)	$(25,093)	$(30,694)
Net loss per share, basic and diluted	$(0.28)	$(0.31)	$(0.52)	$(0.67)
Weighted-average common shares outstanding, basic and diluted	48,451,562	46,279,947	48,141,474	45,746,513

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(13,420)	$(14,333)	$(25,093)	$(30,694)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,944	2,678	7,371	5,077
Amortization of debt discount and issuance costs	2,594	—	5,104	—
Stock-based compensation expense	10,430	7,350	19,064	13,575
Provision for doubtful accounts	916	300	1,353	456
Deferred income taxes	(761)	—	(761)	—
Foreign currency re-measurement loss	(58)	324	191	471
Other non-cash (income) expense	(568)	(19)	(1,290)	(71)
Changes in operating assets and liabilities:
Accounts receivable	(10,180)	(10,136)	4,549	24,586
Deferred contract acquisition and fulfillment costs	(2,078)	(2,818)	(3,172)	(4,531)
Prepaid expenses and other assets	(3,394)	(412)	(9,334)	(3,602)
Accounts payable	2,118	(828)	2,184	2,391
Accrued expenses	6,378	3,511	(7,312)	(7,806)
Deferred revenue	7,038	5,494	(5,066)	(1,001)
Other liabilities	(476)	(225)	1,129	(669)
Net cash provided by (used in) operating activities	2,483	(9,114)	(11,083)	(1,818)
Cash flows from investing activities:
Business acquisition, net of cash acquired	(14,621)	—	(14,621)	—
Purchases of property and equipment	(9,249)	(3,503)	(17,712)	(5,650)
Capitalization of internal-use software costs	(1,551)	(720)	(3,152)	(1,413)
Purchases of investments	(9,403)	(6,195)	(72,432)	(10,655)
Sales/maturities of investments	67,564	19,066	140,302	33,128
Net cash provided by investing activities	32,740	8,648	32,385	15,410
Cash flows from financing activities:
Proceeds from follow-on public offering, net of offering costs of $608	—	(324)	—	30,907
Taxes paid related to net share settlement of equity awards	(1,860)	(543)	(2,839)	(1,005)
Proceeds from employee stock purchase plan	—	—	2,634	1,632
Proceeds from stock option exercises	3,340	2,696	6,058	4,657
Net cash provided by financing activities	1,480	1,829	5,853	36,191
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(278)	(151)	(314)
Net increase in cash, cash equivalents and restricted cash	36,700	1,085	27,004	49,469
Cash, cash equivalents and restricted cash, beginning of period	89,869	100,146	99,565	51,762
Cash, cash equivalents and restricted cash, end of period	$126,569	$101,231	$126,569	$101,231

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP gross profit	$56,778	$41,048	$109,990	$78,969
Add: Stock-based compensation expense[1]	718	469	1,291	843
Add: Amortization of acquired intangible assets[2]	1,662	893	3,020	1,801
Non-GAAP gross profit	$59,158	$42,410	$114,301	$81,613
Non-GAAP gross margin	74.9%	72.6%	75.1%	72.3%

GAAP gross profit - Products	$48,651	$29,393	$92,454	$56,236
Add: Stock-based compensation expense	207	157	364	282
Add: Amortization of acquired intangible assets	1,662	893	3,020	1,801
Non-GAAP gross profit - Products	$50,520	$30,443	$95,838	$58,319
Non-GAAP gross margin - Products	79.9%	78.0%	80.2%	78.5%

GAAP gross profit - Maintenance and support	$7,291	$8,603	$14,964	$17,507
Add: Stock-based compensation expense	166	60	286	88
Non-GAAP gross profit - Maintenance and support	$7,457	$8,663	$15,250	$17,595
Non-GAAP gross margin - Maintenance and support	79.6%	81.6%	80.6%	82.4%

GAAP gross profit - Professional services	$836	$3,052	$2,572	$5,226
Add: Stock-based compensation expense	345	252	641	473
Non-GAAP gross profit - Professional services	$1,181	$3,304	$3,213	$5,699
Non-GAAP gross margin - Professional services	18.5%	37.6%	23.4%	33.0%

GAAP Loss from operations	$(12,180)	$(14,340)	$(21,924)	$(30,925)
Add: Stock-based compensation expense[1]	10,430	7,350	19,064	13,575
Add: Amortization of acquired intangible assets[2]	1,698	933	3,095	1,881
Add: Acquisition-related expenses[3]	297	—	514	—
Add: Follow-on public offering costs[4]	—	65	—	205
Add: Litigation-related expenses[5]	255	—	328	400
Non-GAAP Income (loss) from operations	$500	$(5,992)	$1,077	$(14,864)

GAAP Net loss	$(13,420)	$(14,333)	$(25,093)	$(30,694)
Add: Stock-based compensation expense[1]	10,430	7,350	19,064	13,575
Add: Amortization of acquired intangible assets[2]	1,698	933	3,095	1,881
Add: Acquisition-related expenses[3]	297	—	514	—
Add: Follow-on public offering costs[4]	—	65	—	205
Add: Litigation-related expenses[5]	255	—	328	400
Add: Release of valuation allowance, acquisition-related	(761)	—	(761)	—
Add: Amortization of debt discount and issuance costs	2,594	—	5,104	—
Non-GAAP Net income (loss)	$1,093	$(5,985)	$2,251	$(14,633)

Reconciliation of net income (loss) per share, basic
GAAP net loss per share, basic	$(0.28)	$(0.31)	$(0.52)	$(0.67)
Non-GAAP adjustments to net loss	0.30	0.18	0.57	0.35
Non-GAAP net income (loss) per share, basic	$0.02	$(0.13)	$0.05	$(0.32)

Reconciliation of net income (loss) per share, diluted
GAAP net loss per share, diluted	$(0.28)	$(0.31)	$(0.52)	$(0.67)
Non-GAAP adjustments to net loss	0.30	0.18	0.56	0.35
Non-GAAP net income (loss) per share, diluted	$0.02	$(0.13)	$0.04	$(0.32)

Weighted average shares used in GAAP per share calculation, basic and diluted	48,451,562	46,279,947	48,141,474	45,746,513

Weighted average shares used in non-GAAP per share calculation:
Basic	48,451,562	46,279,947	48,141,474	45,746,513
Diluted	52,035,868	46,279,947	51,611,858	45,746,513

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$718	$469	$1,291	$843
Research and development	4,054	2,850	7,228	5,416
Sales and marketing	2,942	2,055	5,406	3,618
General and administrative	2,716	1,976	5,139	3,698

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$1,662	$893	$3,020	$1,801
Sales and marketing	35	38	73	77
General and administrative	1	2	2	3

[3] Includes acquisition-related expenses as follows:
General and administrative	$297	$—	$514	$—

[4] Includes follow-on public offering costs as follows:
General and administrative	$—	$65	$—	$205

[5] Includes litigation-related expenses as follows:
General and administrative	$255	$—	$328	$400

RAPID7, INC.
Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net loss	$(13,420)	$(14,333)	$(25,093)	$(30,694)
Interest income	(1,582)	(464)	(3,313)	(707)
Interest expense	3,312	—	6,541	2
Other (income) expense, net	29	326	235	248
Provision for (benefit from) income taxes	(519)	131	(294)	226
Depreciation expense	2,056	1,642	3,906	3,025
Amortization of intangible assets	1,888	1,036	3,465	2,052
Stock-based compensation expense	10,430	7,350	19,064	13,575
Acquisition-related expenses	297	—	514	—
Follow-on public offering costs	—	65	—	205
Litigation-related expenses	255	—	328	400
Adjusted EBITDA	$2,746	$(4,247)	$5,353	$(11,668)